UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 31, 2008

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory

(State or other jurisdiction of incorporation)

0-13959

(Commission File Number)

98-0209289

(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1

(Address of principal executive offices and Zip Code)

(604) 689-4440

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a resolution of the Compensation Committee of the Board of Directors of LML Payment Systems Inc. (“LML” or the “Corporation”), on March 31,2008, LML entered into employment agreements (the “Agreements”) with each of Patrick H. Gaines, LML’s President and Chief Executive Officer; Richard R. Schulz, LML’s Controller and Chief Accounting Officer; and Carolyn L. Gaines, LML’s Corporate Secretary.  The terms of each of the Agreements are as follows:

Patrick H. Gaines

Salary and Bonus:  Mr. Gaines will be paid an annual base salary of $200,000.  Mr. Gaines is also eligible to earn a cash bonus of up to thirty-five per cent (35%) of his base salary based on the Corporation’s achievement of reasonable performance goals established by the Compensation Committee for each fiscal year (or portion thereof) which may include targets related to the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Corporation.

Equity Awards:  Mr. Gaines will be granted 1,200,000 stock options, pursuant to the terms of the Corporation’s 1996 Stock Option Plan, which will provide for the vesting of 400,000 stock options immediately and an additional 400,000 stock options on each of the first and second anniversary of the grant of the stock option.  The exercise price per share will be equal to the closing price of LML’s common stock on the date of grant with a ten (10) year exercise term.

Separation Benefits:  In the event of Mr. Gaines’ termination following a change in control of LML, his involuntary termination or termination without cause, Mr. Gaines will be eligible to receive (i) a lump sum severance payment equal to his base salary and accrued vacation pay through to the date of  termination; (ii) two (2) years’ current base salary plus two (2) times the last annual bonus he received; and (iii) immediate vesting of the stock option noted above.

Richard R. Schulz

Salary and Bonus:  Mr. Schulz will be paid an annual base salary of $120,000.  Mr. Schulz is also eligible to earn a cash bonus of up to fifteen per cent (15%) of his base salary based on the Corporation’s achievement of reasonable performance goals established by the Compensation Committee for each fiscal year (or portion thereof) which may include targets related to the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Corporation.

Equity Awards:  Mr. Schulz will be granted 210,000 stock options, pursuant to the terms of the Corporation’s 1996 Stock Option Plan, which will provide for the vesting of 70,000 stock options immediately and an additional 70,000 stock options on each of the first and second anniversary of the grant of the stock option.  The exercise price per share will be equal to the closing price of LML’s common stock on the date of grant with a ten (10) year exercise term.

Separation Benefits:  In the event of Mr. Schulz’s termination following a change in control of LML, his involuntary termination or termination without cause, Mr. Schulz will be eligible to receive (i) a lump sum severance payment equal to his base salary and accrued vacation pay through to the date of  termination; (ii) two (2) years’ current base salary plus two (2) times the last annual bonus he received; and (iii) immediate vesting of the stock option noted above.

Carolyn L. Gaines

Salary:  Mrs. Gaines will be paid an annual base salary of $71,000.

Equity Awards:  Mrs. Gaines will be granted 210,000 stock options, pursuant to the terms of the Corporation’s 1996 Stock Option Plan, which will provide for the vesting of 70,000 stock options immediately and an additional 70,000 stock options on each of the first and second anniversary of the grant of the stock option.  The exercise price per share will be equal to the closing price of LML’s common stock on the date of grant with a ten (10) year exercise term.

Separation Benefits:  In the event of Mrs. Gaines’ termination following a change in control of LML, her involuntary termination or termination without cause, Mrs. Gaines will be eligible to receive (i) a lump sum severance payment equal to her base salary and accrued vacation pay through to the date of  termination; (ii) two (2) years’ current base salary; and (iii) immediate vesting of the stock option noted above.

The summaries of the employment agreements set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as exhibits and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment agreement between LML Payment Systems Inc. and Patrick H. Gaines dated March 31, 2008.

10.2	Employment agreement between LML Payment Systems Inc. and Richard R. Schulz dated March 31, 2008.

10.3	Employment agreement between LML Payment Systems Inc. and Carolyn L. Gaines dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn Gaines____________________________

By:  Carolyn Gaines

Corporate Secretary

Date:  April 2, 2008

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith.

10.1	Employment agreement between LML Payment Systems Inc. and Patrick H. Gaines dated March 31, 2008.

10.2	Employment agreement between LML Payment Systems Inc. and Richard R. Schulz dated March 31, 2008.

10.3	Employment agreement between LML Payment Systems Inc. and Carolyn L. Gaines dated March 31, 2008.